Exhibit 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE EAGLE BULK SHIPPING, INC.

2005 STOCK INCENTIVE PLAN

This Award Agreement (this “RSU Award Agreement”), dated as of                     ,          (the “Date of Grant”), is made by and between Eagle Bulk Shipping Inc., a Republic of the Marshall Islands company (the “Company”), and                                 (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Eagle Bulk Shipping Inc., 2005 Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

1. Grant of Restricted Share Units. The Company hereby grants to the Participant                                      restricted stock units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan.

2. Form of Payment and Vesting. Each RSU granted hereunder shall represent the right to receive one (1) share of Common Stock as of the date of vesting, with such vesting to occur ratably over three (3) years at 33 1/3% on each yearly anniversary of the date of grant, provided that no vesting shall occur after the termination of the Participant’s employment or service with the Company.

3. Restrictions.

(a) The RSUs granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture as described in Section 2 and until any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Upon the vesting of the RSUs, the shares subject to the RSUs shall be issued hereunder (provided, that such issuance is otherwise in accordance with federal and state securities laws) as soon as practicable thereafter, but in any case within two and one-half months after the taxable year (of the Participant or of the Company whichever is later) in which such vesting occurred.

4. Termination of Employment or Service.

(a) For Cause. If the Participant has a Termination of Affiliation for Cause, all of the Participant’s unvested RSUs shall be forfeited as of such date.

(b) On Account of Death or Disability. If the Participant has a Termination of Affiliation on account of death or Disability, then the Participant’s unvested RSUs shall vest and the shares subject to such RSUs shall be issued hereunder (provided, that such issuance is otherwise in accordance with federal and state securities laws) as soon as practicable thereafter, but in any case within two and one-half months after the taxable year (of the Participant or of the Company whichever is later) in which such termination occurred.

(c) Any Other Reason. If the Participant has a Termination of Affiliation for any reason other than for Cause, death, or Disability, then the Participant’s unvested RSUs, shall be forfeited as of such date.

5. Voting; Dividend Equivalents. The Participant shall have no rights of a shareholder (including the right to distributions or dividends) until shares of Common Stock are issued pursuant to the terms of this RSU Award Agreement; provided, however, that the Participant shall receive payment of dividend equivalents with respect to the number of shares of Common Stock subject to the RSUs then held by him, to be paid in the same form as, and as soon as practicable following the same date as (but in any case within two and one-half months after the taxable year (of the Participant or of the Company whichever is later) in which such dividend is declared) the dividend is paid to holders of shares of Common Stock. Notwithstanding the foregoing, if the Participant has a Termination of Affiliation and some or all of his RSUs are forfeited in connection with said Termination of Affiliation, the Participant shall repay to the Company the amount of any dividend equivalents previously paid to him in respect to such forfeited RSUs.

6. RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

7. No Rights to Continuation of Employment. Nothing in the Plan or this RSU Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate Participant’s employment any time for any reason whatsoever, with or without cause.

8. Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the payment of any RSU.

9. Section 409A Compliance. Notwithstanding anything to the contrary contained in this RSU Award Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

10. Governing Law. This RSU Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.

11. RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

12. No Assignment. Notwithstanding anything to the contrary in this RSU Award Agreement, neither this RSU Award Agreement nor any rights granted herein shall be assignable by Participant.

13. Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

14. Entire RSU Award Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts. This RSU Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

EAGLE BULK SHIPPING, INC.

By
Print Name:
Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing RSU Award Agreement.

PARTICIPANT

Signature
Print Name:
Address: